Exhibit 99.1
Xencor Appoints Barbara J. Klencke, M.D., to Board of Directors
PASADENA, Calif.--September 19, 2023-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of cancer and autoimmune diseases, today announced the appointment of Barbara J. Klencke, M.D., to its board of directors. Dr. Klencke has more than 20 years of biopharmaceutical product development experience, and she most recently served as chief medical officer and chief development officer at Sierra Oncology through mid-2023. While at Sierra Oncology, she built a highly effective clinical development organization and led its strategy and execution, culminating in the approval of Ojjaara™ for myelofibrosis following the company’s acquisition by GSK.
“Dr. Klencke is a world-class, patient-focused research and development expert, who has a successful track record in development and early commercialization of several medicines approved for the treatment of patients with cancer. We look forward to benefitting from the tremendous amount of experience and additional perspective she brings to Xencor, as we advance our pipeline of XmAb® drug candidates across multiple solid tumor types,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor.
Before joining Sierra Oncology in 2015, Dr. Klencke served as senior vice president of global development at Onyx Pharmaceuticals, where she led development and execution for Onyx’s pipeline programs, including the approval of Kyprolis® for multiple myeloma, through the company’s acquisition by Amgen. Between 2003 and 2011, she served as a group medical director at Genentech, where she led product development strategies for several early- and late-stage oncology programs, including Kadcyla®, Avastin® and Tarceva®. Earlier in her career, Dr. Klencke was an assistant clinical professor of medicine at the University of California, San Francisco (UCSF), where she focused on clinical research in oncology. Dr. Klencke also serves on the Boards of Directors of eFFECTOR Therapeutics, Immune-Onc Therapeutics and TScan Therapeutics. Dr. Klencke earned a Bachelor of Science degree from Indiana University and an M.D. from the University of California, Davis. She completed her internal medicine residency and a hematology and oncology fellowship at UCSF.
Ojjaara™ is a trademark of the GSK group of companies. Kyprolis® is a registered trademark of Onyx Pharmaceuticals, Inc. Kadcyla®, Avastin® and Tarceva® are registered trademarks of Genentech, Inc.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies and cytokines for the treatment of patients with cancer and autoimmune diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a protein's structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, in each case as described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2022 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.
Contacts
Charles Liles
cliles@xencor.com
626-737-8118
For Media:
Jason I. Spark
Evoke Canale
jason.spark@evokegroup.com
619-849-6005